UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 11, 2014

WINDSTREAM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Wyoming	000-54360	98-0178621
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

819 Buckeye Street, North Vernon, Indiana 47265

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (812) 953-1481

Copy of correspondence to:

Marc J. Ross, Esq.

James M. Turner, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

Tel: (212) 930-9700    Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of William Thorpe as Chief Financial Officer

Effective January 1, 2015, the Board of Directors (“Board”) of WindStream Technologies, Inc. (the “Company”) appointed William K. Thorpe as the Company’s Chief Financial Officer.

Since September 2013, Mr. Thorpe has been a partner in CFO Edge, LLC, a provider of outsourced CFO services. From June 2006 to March 2013, Mr. Thorpe was the Chief Financial Officer for West Coast Materials, Inc., a provider of construction aggregates and building materials. From February 2004 to May 2006, Mr. Thorpe was the Chief Financial Officer of the Garden Products Division of Central Garden & Pet, Inc. Between October 2001 and February 2004, Mr. Thorpe was the Chief Financial Officer of CBCA, Inc., a health benefits services administrator. From March 2000 through August 2001, Mr. Thorpe was Chief Financial Officer of On Station Corp. (formerly CarStation).

Previously, Mr. Thorpe worked at Visa International (1992 – 2000) as Senior Vice President and Controller and Vice President and Controller of the Products and Systems division, Milk Products Holdings (North America), Inc., a wholly-owned subsidiary of the New Zealand Dairy Board, as Chief Financial Officer. Mr. Thorpe has also previously worked for KPMG, whereby he progressed from an intern to a Senior Manager.

Mr. Thorpe has been a Certified Public Accountant, (inactive) in California since 1980 and earned a Bachelor of Arts degree in Business Economics in 1977 from the University of California, Los Angeles.

There are no arrangements or understandings between Mr. Thorpe and any other person pursuant to which Mr. Thorpe was appointed as Chief Financial Officer of the Company. Mr. Thorpe has not entered into any transactions with the Company that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Resignation of Ryan Keating as Chief Financial Officer

On December 27, 2014, Ryan Keating resigned, effective January 1, 2015, as the Chief Financial Officer of the Company.

Employment Agreements with Daniel Bates, William Thorpe, Travis Campbell and Wanda Ferguson

The Company entered into employment agreements (each, an “Agreement” and collectively, the “Agreements”) with Daniel Bates (“Bates”) to serve as President and Chief Executive Officer, Thorpe to serve as Chief Financial Officer, Travis Campbell (“Campbell”) to serve as Chief Operating Officer and Wanda Ferguson (“Ferguson,” and together with Bates, Thorpe and Campbell, the “Executives”) to serve as Secretary for the Company. The Agreements with Bates, Campbell and Ferguson were entered into on November 11, 2014 and with Thorpe on January 1, 2015.

The base salaries for Bates, Thorpe, Campbell and Ferguson under the Agreements are $350,000, $112,500, $175,000 and $120,000 per annum, respectively, and shall increase 10% per annum, subject to Board approval. The Agreements for Bates, Thorpe, Campbell and Ferguson have an initial term of five years, three years, three years and two years, respectively, with automatic renewal for successive one year terms, unless either party delivers prior written notice at least 30 days prior to the end of a term of its intention to not renew.

Pursuant to the Agreement with Bates, Bates has the option to defer payment of his base salary to a future date he determines. Any deferred base salary will accrue interest at 10% per annum, and Bates has the right to convert any deferred base salary into shares of the Company’s common stock at a conversion price equal to the market price at such date.

Pursuant to the Agreement with Thorpe, initially Thorpe is required to devote approximately 75% of his working time to the Company, and the Company’s Chief Executive Officer will determine when and/or if Thorpe shall be required to devote all of his working time to the Company. At such time as Thorpe devotes 100% of his working time to the Company, his base salary will be increased to $150,000 per annum.

Pursuant to the Agreements, Bates, Campbell and Ferguson were granted 10,500,000, 250,000, 2,000,000 and 1,000,000 stock options, respectively, all of which vested upon the execution of the Agreements.

Pursuant to the Agreements, if the Company terminates Executive’s employment without Cause (as defined in the Agreements) or the Executive resigns for Good Reason (as defined in the Agreements), the Executive is entitled to the following payments and benefits: (i) unpaid base salary plus any accrued but unpaid benefits to the effective date of termination and any unpaid bonus earned in accordance with the then applicable bonus plan or program to the effective date of termination; (ii) if there is no unpaid bonus earned for the year of termination, then an amount determined by a formula based upon the base salary and number of days employed, and if the termination occurs prior to the date on which the annual bonus would otherwise be paid, an amount equal to the annual bonus that would have been paid to Executive for such immediately preceding year, based on the actual achievement of applicable performance goals; (iii) severance in an amount equal to Executive’s then-current base salary for a period of 18 months; and (iv) continuation of health benefits for Executive and his or her eligible dependents for a period of 18 months following termination, provided, however, that the foregoing subsections (ii), (iii) and (iv) are subject to the Executive maintaining compliance with certain covenants, including confidentiality, non-solicitation and non-competition clauses, set forth in the Agreements.

Pursuant to the Agreements, if Executive’s employment is terminated as a result of permanent disability, Executive is entitled to the following payments and benefits: (i) unpaid base salary plus any accrued but unpaid benefits to the effective date of termination and any unpaid bonus earned in accordance with the then applicable bonus plan or program to the effective date of termination; and (ii) if there is no unpaid bonus earned for the year of termination, then an amount determined by a formula based upon the base salary and number of days employed during the year in which termination occurs.

Rights with regard to equity incentive awards, including stock options and restricted stock units, shall be governed by separate applicable agreements entered into between Executive and the Company; provided, however, that in the event of termination without Cause, any stock options awarded to Executive under the Agreements shall immediately vest upon termination.

If within one year of a Change of Control (as defined in the Agreements) occurring during the Executive’s employment, the Company or a succeeding entity terminates Executive without Cause (as defined in the Agreements) or Executive terminates his employment for Good Reason (as defined in the Agreements), the Executive is entitled to the following payments and benefits, subject to certain conditions: (i) unpaid base salary, bonus and benefits accrued up to the effective date of termination, (ii) if there is no unpaid bonus earned for the year of termination, then an amount determined by a formula based upon the base salary and number of days employed, and if the termination occurs prior to the date on which the annual bonus would otherwise be paid, an amount equal to the annual bonus that would have been paid to Executive for such immediately preceding year, based on the actual achievement of applicable performance goals; (iii) a lump sum payment equal to Executive’s then-current base salary for a period of 36 months, and (iv) continuation of health benefits for Executive and his or her eligible dependents for a period of 18 months following termination. The foregoing payments shall be in lieu of, and not in addition to, any severance payments. All unvested stock awards held by Executive, including stock options and any other subsequent awards, shall become fully vested upon a Change of Control.

As used in the Agreements, the term “Cause” means and includes: (i) Executive’s abuse of alcohol that materially affects Executive’s performance of Executive’s duties under the Agreement, or use of any controlled substance; (ii) a willful act of fraud, dishonesty or breach of fiduciary duty on the part of Executive with respect to the business or affairs of the Company; (iii) material failure by Executive to comply with applicable laws and regulations or professional standards relating to the business of the Company; (iv) material failure by Executive to satisfactorily perform his duties hereunder, a material breach by Executive of the Agreement, or Executive engaging in conduct that materially conflicts with the best interests of the Company or that may materially harm the Company’s reputation; (v) Executive being subject to an inquiry or investigation by a governmental authority or self-regulatory organization such that the existence of such inquiry or investigation is reasonably likely to result in damage to the Company’s business interests, licenses, reputation or prospects; or (vi) Executive’s being convicted of a felony or a misdemeanor involving moral turpitude.

As used in the Agreements, the term “Good Reason” means: (i) a material diminution in Executive’s authority, duties or responsibilities; (ii) requiring Executive to move his place of employment more than 75 miles from his place of employment prior to such move; or (iii) a material breach by the Company of the Agreement; provided that in any such case Executive has not consented thereto. In addition to the foregoing requirements, in no event shall an Executive’s termination be considered for Good Reason unless such termination occurs within two years following the initial existence of one of the conditions specified in clauses (i), (ii) and (iii) of the preceding sentence.

For purposes of the Agreements, “Change in Control” generally means: (i) the date on which any person or group acquires ownership of the Company’s stock constituting more than 50% of the total fair market value or total voting power of the stock of the Company; (ii) the date on which any person or group acquires ownership of the Company’s stock possessing 40% or more of the total voting power of the Company’s stock; (iii) the date on which a majority of the members of the Board is replaced during any 12 month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; or (iv) the date on which any person or group acquires Company assets with a total gross fair market value equal to or more than 40% of the total gross fair market value of all the Company’s assets immediately before such acquisition(s).

The foregoing description of the terms of the Agreements does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Agreements, which are filed herewith as Exhibits 10.01, 10.02, 10.03 and 10.04 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits.

10.01	Employment Agreement, between WindStream Technologies, Inc. and Daniel Bates, dated November 11, 2014

10.02	Employment Agreement, between WindStream Technologies, Inc. and Travis Campbell, dated November 11, 2014

10.03	Employment Agreement, between WindStream Technologies, Inc. and Wanda Ferguson, dated November 11, 2014

10.04	Employment Agreement, between WindStream Technologies, Inc. and William Thorpe, dated January 1, 2015

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WINDSTREAM TECHNOLOGIES, INC.

Date: February 6, 2015	By:	/s/ WILLIAM K. THORPE
William K. Thorpe
Chief Financial Officer